EXHIBIT 99.1

Media relations contact: Judy DeRango Wicks (678) 375-1595 jdwicks@checkfree.com	Investor relations contact: Tina Moore (678) 375-1278 tmoore@checkfree.com

FOR IMMEDIATE RELEASE

CheckFree Announces Fiscal 2005 First Quarter Results

     ATLANTA (October 18, 2004) — CheckFree Corporation (NASDAQ: CKFR) today announced first quarter revenue of $177.8 million, representing 26 percent growth over the same period last year. The Company’s GAAP (Generally Accepted Accounting Principles) net income was $6.2 million, or $0.07 per share, and underlying net income was $26.9 million, or $0.29 per share. Free cash flow was $28.3 million for the quarter, as outlined in Attachment A.

     GAAP Results: Net income for the first quarter was $6.2 million, compared to a net loss of $6.7 million for the same quarter last year. Earnings per share were $0.07 for the first quarter of fiscal 2005, compared to a loss per share of $0.07 for the first quarter of last year. Net cash provided by operating activities was $31.7 million for the first quarter of fiscal 2005, compared to $27.0 million for the same period last year.

     Underlying Results: Underlying net income for the first quarter was $26.9 million, compared to $19.4 million for the same quarter of last year. Underlying earnings per share were $0.29 for the first quarter of fiscal 2005, compared to $0.21 for the first quarter of last year. Underlying net income and earnings per share exclude the amortization of acquisition-related intangible assets and related tax benefits. A reconciliation of CheckFree’s underlying results to its GAAP results is included in Attachment A.

     “CheckFree had a good first quarter, with consistent results across each of our divisions,” said Pete Kight, CheckFree’s Chairman and Chief Executive Officer. “We showed steady performance from Investment Services, and Software delivered better-than-expected sales during a traditionally slow quarter. In Electronic Commerce, e-Bill and transaction growth were directly in line with our expectations, with our walk-in bill payment business contributing better-than-expected transaction results. Distribution points for our fully integrated electronic billing and payment solution continue to increase steadily.”

     “These fiscal first quarter results represent a good start for CheckFree, providing a solid foundation on which to build for the rest of fiscal 2005,” Kight concluded.

First Quarter Highlights

     The Company reported that its Electronic Commerce division processed 205.8 million transactions for the quarter, a 25 percent increase over the previous quarter; delivered 29.6 million e-Bills, an increase of 14 percent over the previous quarter; and increased the number of fully enabled electronic billing and payment distribution points to more than 1,400.

-more-

CheckFree Announces Fiscal 2005 First Quarter Results - Page 2 of 10

     First quarter results for the Electronic Commerce division also included better-than-expected transaction volume and associated revenue from the Company’s walk-in bill payment operations. Integration of this business into the Company’s Electronic Commerce division continues as planned, following the acquisition of American Payment Systems, Inc., late in the fourth quarter of fiscal 2004.

     The Company also reported stronger-than-expected license sales in its Software division in the first quarter. Refer to Attachment B for details on the financial performance of CheckFree’s divisions in the first quarter of fiscal 2005, and Attachment C for electronic billing and payment metrics.

Financial Outlook

     “For the second quarter of fiscal 2005, we expect revenue in the range of $178 million to $183 million, and GAAP earnings per share in the range of $0.07 to $0.10,” said CheckFree Chief Financial Officer David Mangum. “This expectation equates to underlying earnings per share in the range of $0.30 to $0.32 for the quarter.”

     “Our expectations for the second quarter of fiscal 2005 are based on an outlook for continued solid performance from both our Investment Services and Software divisions,” he continued. “Sequential quarterly transaction growth is expected to be in the range of 4 to 7 percent, reflecting our expectations for solid growth across all of our electronic billing and payment distribution points, and more modest growth from our walk-in bill payment business,” he continued.

     “Our first quarter results set us on a favorable course for achieving our fiscal year expectations. We continue to expect full-year earnings per share in the range of $0.39 to $0.45 on a GAAP basis, and in the range of $1.26 to $1.30 on an underlying basis, and free cash flow of more than $145 million for the year,” Mangum concluded.

     The difference between GAAP and underlying earnings expectations for fiscal 2005 and the second quarter of fiscal 2005 is due to expected acquisition-related intangible amortization expense and related tax benefits.

Conference Call on the Internet

     CheckFree will broadcast its first quarter conference call at 5:00 p.m. (ET) today to review its financial results for the first quarter ended September 30, 2004, and its expectations for the second quarter of fiscal 2005 and for fiscal 2005. To phone into the conference call, dial 1-877-232-1067 anytime after 4:45 p.m. (ET) and ask for the CheckFree Conference Call. CheckFree will also broadcast the call on the Internet. The live conference call will be accessible through the Investor Center section of the CheckFree corporate Web site at http://www.checkfreecorp.com. A digital replay of the call will be available on the same Web site after 7:00 p.m. (ET).

-more-

CheckFree Announces Fiscal 2005 First Quarter Results - Page 3 of 10

About CheckFree (www.checkfreecorp.com)
Founded in 1981, CheckFree Corporation (NASDAQ: CKFR) provides financial electronic commerce services and products to organizations around the world. CheckFree Electronic Commerce solutions enable thousands of financial services providers and billers to offer their customers the convenience of receiving and paying their household bills online or in person through retail outlets. CheckFree Investment Services provides a broad range of investment management solutions and outsourced services to thousands of financial services organizations, which manage more than $1 trillion in assets. CheckFree Software develops, markets and supports software applications that are used by financial institutions to process more than two-thirds of the 10 billion Automated Clearing House transactions in the United States. The division also provides global trade processing, reconciliation, financial messaging, compliance and electronic billing and statement software to hundreds of organizations across the globe.

Certain of the Company’s statements in this press release are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future, and include statements in this document regarding forecasts and expectations of revenue and earnings for the second quarter of fiscal 2005, earnings and free cash flow for fiscal 2005 as a whole, and the performance of each of our divisions and sequential transaction growth in the second quarter of fiscal 2005 (paragraphs 5, 9, 10, 11 and 12). Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company’s business, and other risks and uncertainties detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended June 30, 2004 (filed September 3, 2004). One or more of these factors have affected, and could in the future affect, the Company’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements.

# # #

CheckFree Announces Fiscal 2005 First Quarter Results - Page 4 of 10

CHECKFREE CORPORATION AND SUBSIDIARIES
Consolidated Condensed Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	September 30,
	2004	2003
Revenues:
Processing and servicing	$158,842	$124,245
License fees	5,874	4,962
Maintenance fees	7,355	6,701
Other	5,762	5,356

Total revenues	177,833	141,264
Expenses:
Cost of processing, servicing and support	75,362	59,288
Research and development	20,223	14,903
Sales and marketing	14,226	12,325
General and administrative	15,035	11,523
Depreciation and amortization	44,017	50,613

Total expenses	168,863	148,652

Income (loss) from operations	8,970	(7,388)
Equity in net loss of joint venture	(647)	—
Interest, net	1,696	(1,624)

Income (loss) before income taxes	10,019	(9,012)

Income tax expense (benefit)	3,812	(2,343)

Net income (loss)	$6,207	$(6,669)

Basic income (loss) per share:
Net income (loss)	$0.07	$(0.07)

Weighted average number of shares	90,315	89,463

Diluted income (loss) per share:
Net income (loss)	$0.07	$(0.07)

Weighted average number of shares	92,212	89,463

###

CheckFree Announces Fiscal 2005 First Quarter Results - Page 5 of 10

CHECKFREE CORPORATION AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(Unaudited)
(In thousands)

	September 30,	June 30,
	2004	2004
Current assets:
Cash, cash equivalents and investments	$217,744	$208,029
Settlement assets	86,829	82,520
Accounts receivable, net	102,567	85,217
Accounts receivable, related parties	4,774	26,632
Prepaid expenses and other assets	19,733	14,727
Deferred income taxes	34,444	49,129

Total current assets	466,091	466,254

Property and equipment, net	87,445	91,912
Capitalized software and intangible assets, net	886,497	917,543
Investments	82,529	68,344
Other noncurrent assets	4,089	4,396
Investment in joint venture	808	483

Total assets	$1,527,459	$1,548,932

Current liabilities:
Accounts payable, accrued liabilities and other	$64,799	$83,637
Settlement obligations	85,429	82,611
Deferred revenues	37,388	36,193

Total current liabilities	187,616	202,441

Accrued rent and other	3,392	4,313
Deferred income taxes	1,429	17,492
Capital leases and long-term obligations, less current portion	25,599	25,504
Net stockholders’ equity	1,309,423	1,299,182

Total liabilities and stockholders’ equity	$1,527,459	$1,548,932

###

CheckFree Announces Fiscal 2005 First Quarter Results - Page 6 of 10

Attachment A

Calculation of Free Cash Flow
(Unaudited)
(In millions)

	Three Months Ended
	September 30,
	2004	2003
Net cash provided by operating activities	$31.7	$27.0
Excluding: Net change settlement accounts	1.5	—
Less: Capital expenditures	(4.9)	(5.4)

Free cash flow	$28.3	$21.6

Additional Information:
Net cash used in investing activities	$(31.3)	$(49.2)

Net cash provided by financing activities	$0.8	$0.4

Use of Non-GAAP Financial Information

     The Company supplements its reporting of cash flow information determined in accordance with GAAP by using “free cash flow” in this earnings release as a measure to evaluate its liquidity. The Company defines free cash flow as GAAP net cash provided by operating activities, exclusive of the net change in settlement accounts and less capital expenditures. The Company believes free cash flow provides useful information to management and investors in understanding its financial results and assessing its prospects for future performance. CheckFree also uses free cash flow as a factor in determining long-term incentive compensation for senior management.

     The Company excludes the net change in settlement accounts from free cash flow because it believes this facilitates management’s and investors’ ability to analyze operating cash flow trends. In connection with its walk-in bill payment business, the Company’s balance sheet reflects settlement assets and settlement obligations. The settlement assets represent payment receipts in transit to the Company from agents, and the settlement obligations represent scheduled but unpaid payments due to billers. Balances in settlement accounts fluctuate daily based on deposit timing and payment transaction volume. These timing differences are not reflective of the Company’s liquidity, and thus, CheckFree excludes the net change in settlement accounts from free cash flow.

     As a technology company, CheckFree makes significant capital expenditures in order to update its technology and to remain competitive. The Company’s free cash flow reflects the amount of cash it generated that remains, after it has met those operational needs, for the evaluation and execution of strategic initiatives such as acquisitions, stock and/or debt repurchases and other investing and financing activities, including servicing additional debt obligations.

     Free cash flow does not solely represent residual cash flow available for discretionary expenditures, as certain of CheckFree’s non-discretionary obligations are also funded out of free cash flow. These consist primarily of payments on capital leases and other long-term commitments, if any, as reflected in the table entitled “Contractual Obligations” in the “Liquidity and Capital Resources” section of “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in CheckFree’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, which was filed with the Securities and Exchange Commission on September 3, 2004.

     The Company’s free cash flow should be considered in addition to, and not as a substitute for, net cash provided by operating activities or any other amount determined in accordance with GAAP. Further, CheckFree’s measure of free cash flow may not be comparable to similarly titled measures reported by other companies.

CheckFree Announces Fiscal 2005 First Quarter Results - Page 7 of 10

Attachment A (continued)

Reconciliation of GAAP to Underlying Net Income (Loss) and Earnings (Loss) Per Share
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	September 30,
	2004	2003
Total revenue — GAAP and underlying	$177,833	$141,264

Net income (loss) per GAAP	$6,207	$(6,669)
Amortization of acquisition-related intangible assets	33,215	40,494
Tax benefit of underlying adjustments	(12,568)	(14,467)

Underlying net income	$26,854	$19,358

GAAP basic weighted average shares outstanding	90,315	89,463
GAAP impact of dilutive options and warrants	1,897	—
GAAP diluted weighted average shares outstanding	92,212	89,463

Underlying basic weighted average shares outstanding	90,315	89,463
Underlying impact of dilutive options and warrants	1,897	1,895
Underlying diluted weighted average shares outstanding	92,212	91,358

GAAP basic earnings (loss) per share	$0.07	$(0.07)
GAAP diluted earnings (loss) per share	$0.07	$(0.07)
Underlying basic earnings per share	$0.30	$0.22
Underlying diluted earnings per share	$0.29	$0.21

Use of Non-GAAP Financial Information

     CheckFree supplements its reporting of net income (loss) and earnings (loss) per share information determined in accordance with GAAP by using “underlying net income (loss)” and “underlying earnings (loss) per share” in this earnings release. Management evaluates various items as they arise and determines whether to include or exclude these items from GAAP net income (loss) and earnings (loss) per share in calculating underlying net income (loss) and underlying earnings (loss) per share, depending on whether or not, in the opinion of management, they reflect the underlying performance of the Company’s core operations.

     Examples of such items may include, but not be limited to, amortization of acquisition-related intangible assets, cumulative effects of accounting changes, revenue associated with warrants issued to third parties, and related tax benefits. CheckFree believes that underlying net income (loss) and underlying earnings (loss) per share are useful to investors because they reflect one of the primary ways by which management measures the Company’s growth and performance. CheckFree also uses underlying net income (loss) and underlying earnings (loss) per share as a factor in determining short- and long-term incentive compensation for management.

     CheckFree’s underlying net income (loss) and underlying earnings (loss) per share should be considered in addition to, and not as a substitute for, net income (loss) or earnings (loss) per share or any other amount determined in accordance with GAAP. CheckFree’s measures of underlying net income (loss) and underlying earnings (loss) per share reflect management’s judgment of particular items, and may not be comparable to similarly titled measures reported by other companies.

CheckFree Announces Fiscal 2005 First Quarter Results - Page 8 of 10

Attachment A (continued)

CHECKFREE CORPORATION AND SUBSIDIARIES
Supplemental Underlying Consolidated Condensed Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	September 30,
	2004	2003
Revenue:
Processing and servicing	$158,842	$124,245
License fees	5,874	4,962
Maintenance fees	7,355	6,701
Other	5,762	5,356

Total revenue	177,833	141,264

Expenses:
Cost of processing, servicing and support	75,362	59,288
Research and development	20,223	14,903
Sales and marketing	14,226	12,325
General and administrative	15,035	11,523
Depreciation and amortization	10,802	10,119

Total expenses	135,648	108,158

Income from operations	42,185	33,106
Equity in net loss of joint venture	(647)	—
Interest, net	1,696	(1,624)

Income before income taxes	43,234	31,482

Income tax expense	16,380	12,124

Net income	$26,854	$19,358

Basic income per share:

Net income	$0.30	$0.22

Weighted average number of shares	90,315	89,463

Diluted income per share:

Net income	$0.29	$0.21

Weighted average number of shares	92,212	91,358

###

CheckFree Announces Fiscal 2005 First Quarter Results - Page 9 of 10

Attachment B

Division Results
Reconciliation of GAAP Results to Underlying Results
(Unaudited)
(In thousands)

	Three Months Ended
	September 30,
	2004	2003
Electronic Commerce:
Total revenue — GAAP and underlying	$138,207	$106,555

Operating income (loss) per GAAP	$14,388	$(5,599)
Amortization of acquisition-related intangible assets	32,563	39,521

Underlying operating income	$46,951	$33,922

Investment Services:
Total revenue — GAAP and underlying	$22,843	$20,293

Operating income per GAAP	$2,409	$4,686
Amortization of acquisition-related intangible assets	151	232

Underlying operating income	$2,560	$4,918

Software:
Total revenue — GAAP and underlying	$16,783	$14,416

Operating income per GAAP	$132	$1,487
Amortization of acquisition-related intangible assets	501	741

Underlying operating income	$633	$2,228

Corporate:
Operating loss per GAAP and underlying	$(7,959)	$(7,962)

###

CheckFree Announces Fiscal 2005 First Quarter Results - Page 10 of 10

Attachment C

Electronic Billing and Payment Metrics
(In millions, except revenue/transaction and percentages)

	Quarter Ended
	9/30/2004	6/30/2004	3/31/2004	12/31/2003	9/30/2003
Transactions
Full Service
Revenue	$99.1	$96.2	$94.0	$91.8	$85.5
Active Subscribers(1)	6.4	5.9	5.5	5.0	4.6
Transactions	133.5	123.9	115.5	106.1	94.3
Revenue/Transaction	$0.74	$0.78	$0.81	$0.87	$0.91

Payment Services(2)
Revenue	$30.5	$14.0	$12.8	$12.0	$11.9
Transactions	72.3	41.3	36.7	33.1	32.4
Revenue/Transaction	$0.42	$0.34	$0.35	$0.36	$0.37

Total	205.8	165.2	152.2	139.2	126.7
Sequential Quarterly Growth	25%	8%	9%	10%	5%

Other Revenue(3)	$8.6	$8.3	$8.4	$8.7	$9.2

e-Bill Delivery
Electronic bills distributed	29.6	25.9	22.5	18.5	14.7
Quarterly sequential growth	14%	15%	22%	26%	27%

Electronic Rate(4)
Electronic payment rate	83%	79%	78%	78%	76%

(1)	“Active” refers to subscribers who have viewed or paid a bill in the last 90 days at a Consumer Service Provider that outsources essentially all of its electronic billing and payment (EBP) functions to CheckFree.

(2)	Payment Services includes a full quarter of walk-in bill payment results for the quarter September 30, 2004, and eight days for the quarter ended June 30, 2004.

(3)	Other revenue includes Health and Fitness, Professional Services and Stored Value Products.

(4)	Includes walk-in bill payment transactions.

###